Dryden Tax-Managed Funds
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102




		June 27, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Dryden Tax-Managed Funds
 File No. 811-09101


Ladies and Gentlemen:

Enclosed please find the Semi-Annual Report on Form N-SAR for Dryden Tax-Managed Funds for the semi-annual period ended April 30, 2005. The
Form N-SAR was filed using the EDGAR
system.



Very truly yours,


/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 27th day of June 2005.







Dryden Tax-Managed Funds





Witness: /s/ Jonathan D. Shain
         By: Grace C. Torres
   Jonathan D. Shain	 Grace C. Torres
   Assistant Secretary	 Treasurer





























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